Exhibit 3(a)1

RESTATED

CERTIFICATE OF INCORPORATION

OF

THE SOUTHERN COMPANY

The Southern Company, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Delaware General Corporation Law”), does hereby certify that:
I.   The present name of the corporation is The Southern Company.  The corporation was incorporated under the name “Southeastern Power Holding Corp.” by the filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware (“Delaware Secretary of State”) on November 9, 1945. A Certificate of Amendment was filed with the Delaware Secretary of State on January 21, 1946, changing the name of the corporation to The Southern Company.
II.  This Restated Certificate of Incorporation only restates and integrates and does not further amend the provisions of the Certificate of Incorporation of this corporation as heretofore amended or supplemented and there is no discrepancy between those provisions and the provisions of this Restated Certificate of Incorporation. This Restated Certificate of Incorporation has been duly adopted by the Board of Directors of the corporation in accordance with Section 245 of the Delaware General Corporation Law. The text of the Certificate of Incorporation is hereby restated and integrated to read in its entirety as follows:

FIRST: The name of the corporation is
THE SOUTHERN COMPANY

SECOND: The name of the county and the city, town or place within the county in which its principal office or place of business is to be located in the State of Delaware, and the street and number of such principal office or place of business is No. 1209 Orange Street, in the City of Wilmington, County of New Castle 19801. The name of its resident agent is The Corporation Trust Company and the address by street and number of said resident agent is No. 1209 Orange Street, Wilmington, Delaware 19801.
THIRD: The nature of the business of the corporation, or objects or purposes proposed to be transacted, promoted or carried on by it are:
(1) To acquire and hold the securities of electric power and light and gas companies and other public utility companies and companies owning the stocks or securities of public utility companies.
(2)    To invest and deal with the moneys of the corporation in any manner, and to acquire by purchase, by the exchange of stock or other securities of the corporation, by subscription or otherwise and to invest in, to hold for investment or for any other purpose and to deal in and to use, sell, pledge or otherwise dispose of any stocks, bonds, notes, debentures and other securities and obligations of any Government, State, municipality or corporation or association or partnership, domestic or foreign, (including without prejudice to the generality of the foregoing the companies described in paragraph 1 above), and while owner of any such stocks, bonds, notes, debentures or other securities or obligations, to exercise all the rights, powers and privileges of ownership, including among other things the right to vote thereon for any and all purposes.
(3)    To aid in any lawful manner by loan, subsidy, guaranty or otherwise, any company whose stock, bonds, notes, debentures or other securities or obligations are held or controlled directly or indirectly by the corporation, and to do any and all lawful acts or things necessary or advisable to protect, preserve, improve or enhance the value of any such stocks, bonds, notes, debentures or other securities or obligations.
(4)    To guarantee and to assume the payment of any dividends on any shares of the capital stock of any company in which the corporation may either directly or indirectly have an interest as stockholder or otherwise, and to assume and to guarantee by endorsement or otherwise, the payment of the principal of and the interest on bonds, notes or other obligations created or to be created by any such company.
(5)    To acquire, to develop, to improve, to sell, to assign, to transfer, to convey, to lease, to sublease, to pledge and otherwise to alienate and dispose of and to mortgage or otherwise encumber real property situate in any part of the world and the fixtures and personal property incident thereto or connected therewith.
(6)    To acquire, to hold, to own, to make, to dispose of and generally to deal in grants, concessions, franchises, rights of way and contracts of every kind from or with any person, firm, association, corporation, private, public or municipal, or body politic, and from or with the government or public authorities of the United States, or of any State, territory, possession or dependency thereof, or from or with the District of Columbia, or from or with any foreign government; to cause to be formed, to promote and to aid in any way the formation of any corporation or association, domestic or foreign.
(7)    To make and enter into all manner and kinds of contracts, agreements and obligations for the purchasing, acquiring, holding, using, dealing in, selling or otherwise disposing of any and all kinds of property, real and personal.

(8)    To borrow money, to issue bonds, debentures, notes or other obligations secured or unsecured of the corporation; to secure the same by mortgage or mortgages or deed or deeds of trust or pledge or other lien upon any or all of the property, rights, privileges and franchises of the corporation wheresoever situate, acquired or to be acquired; to confer upon the holders of any debentures, bonds, notes or other obligations of the corporation secured or unsecured the right to convert the same into any class of stock of any series of the corporation now or hereafter to be issued upon such terms as shall be fixed by the Board of Directors subject to the provisions hereof; to sell, to pledge and otherwise to dispose of any or all bonds, debentures, notes or other obligations of the corporation; to purchase and otherwise to acquire shares of its own capital stock and to hold, to sell, to assign, to transfer and to reissue any or all of such shares; provided that the corporation shall not use its funds or property for the purchase of its own shares of capital stock when such use would cause any impairment of the capital of the corporation, except as such purchase out of capital may be permitted by law, and provided further that shares of its own capital stock owned by the corporation shall not be voted upon directly or indirectly.
(9)    To acquire, to hold, to use, to sell, to assign, to lease, to mortgage and otherwise to dispose of letters patent of the United States or of any other country, patents, patent rights, copyrights, licenses and privileges, inventions, improvements and processes, trade marks and trade names or pending applications therefor, relating to or useful in connection with any business of the corporation or of any other company or association in which the corporation may have an interest directly or indirectly as a stockholder or otherwise.
(10)    To have and to exercise all the powers now or hereafter conferred by the laws of the State of Delaware upon corporations organized under the laws under which the corporation is organized and any and all Acts amendatory thereof and supplemental thereto.

(11)    To conduct business in the State of Delaware, other States, the District of Columbia, the territories and colonies of the United States and in foreign countries, and to have one or more offices out of the State of Delaware, as well as within said State, and to hold, purchase, mortgage and convey real and personal property out of the State of Delaware as well as within said State; provided, however, that nothing herein contained shall be deemed to authorize the corporation to construct, maintain or to operate public utilities within the State of Delaware.
(12)    Generally to carry on and undertake any other lawful business of the same general nature, which may from time to time seem to the directors of the corporation capable of being conveniently carried on in connection with the above objects, or calculated directly or indirectly to render valuable or enhance the value of any of the corporation’s properties, privileges or rights.
(13)    Generally to perform any and all acts connected with, arising from or incidental to the business to be carried on by the corporation, and to do all acts necessary and proper for the purposes of its business.
The foregoing clauses shall be construed both as objects and powers; and it is hereby expressly provided that the foregoing enumeration of specific powers shall not be held to limit or restrict in any manner the powers of the corporation, and that the corporation shall possess such incidental powers as are reasonably necessary or convenient for the accomplishment of any of the objects or powers hereinbefore enumerated, either alone or in association with other corporations, associations, firms or individuals, to the same extent and as fully as individuals might or could do as principals, agents, contractors or otherwise.

FOURTH: The total number of shares of stock which the corporation shall have authority to issue is 1,500,000,000 shares, all of which are to be shares of common stock with a par value of five dollars ($5) each.
FIFTH: The amount of capital with which the corporation will commence business is One Thousand Dollars ($1,000.00).
SIXTH: Intentionally Omitted.
SEVENTH: The corporation is to have perpetual existence.
EIGHTH: The private property of the stockholders shall not be subject to the payment of corporate debts to any extent whatever.
NINTH: The following additional provisions are inserted for the management of the business and for the conduct of the affairs of the corporation and for the creation, definition, limitation and regulation of the powers of the corporation, the directors and the stockholders:
(1) The number of directors of the corporation which shall constitute the whole Board shall be such as from time to time shall be fixed by, or in the manner provided in, the By-Laws, and such number may be altered from time to time in the manner provided in such By-Laws, or by amendment thereof, adopted in the manner provided therein, but such number shall in no case be less than three. Vacancies caused by an increase in the number of directors or otherwise may be filled by the Board of Directors in the manner provided in the By-Laws. Directors need not be stockholders. Any director may be removed at any time with or without cause upon the affirmative vote of the holders of a majority of the stock of the corporation at that time entitled to vote for such director.
(2)    The Board of Directors shall have power from time to time to fix and determine and to vary the amount to be reserved as a working capital of the corporation and, before the payment of any dividends or making any distribution of profits, it may set aside out of the net profits of the corporation such sum or sums as it may from time to time in its absolute discretion think proper whether as a reserve fund to meet contingencies or for the equalizing of dividends or for repairing or maintaining any property of the corporation or for such corporate purposes as the Board shall think conducive to the interests of the corporation, subject only to such limitations as the By-Laws of the corporation may from time to time impose.
(3)    The Board of Directors shall also have power without the assent or vote of the stockholders to fix the times for the declaration and payment of dividends and to make and determine the use and disposition of any surplus or net profits over and above the capital of the corporation.
(4)    The Board of Directors shall also have power to make, alter, amend and repeal the By-Laws of the corporation, subject only to such limitations as the By-Laws of the corporation may from time to time impose.
(5)    The Board of Directors shall also have power to sell, lease or exchange all or substantially all of the property and assets of the corporation, including its good will and corporate franchises, upon such terms and conditions and for such consideration, which may be in whole or in part shares of stock in, and/or other securities of, any other corporation or corporations, as the Board of Directors shall deem expedient and for the best interests of the corporation, when and as authorized by the affirmative vote in favor thereof of the holders of at least a majority of the issued and outstanding capital stock of the corporation having voting powers given at any annual meeting of stockholders or at any special meeting called for that purpose.

(6)    Subject to direction by resolution of a majority of the stockholders, the Board of Directors shall have power from time to time to determine whether and to what extent and at what times and places and under what conditions and regulations the accounts and books of the corporation (other than the stock ledger) or any of them, shall be open to the inspection of stockholders; and no stockholder shall have any right to inspect any account or book or document of the corporation except as conferred by statute or authorized by the Board of
Directors or by a resolution of the stockholders.
(7)    A director shall be fully protected in relying in good faith upon the books of account of the corporation or statements prepared by any of its officials as to the value and amount of the assets, liabilities and/or net profits of the corporation, or any other facts pertinent to the existence and amount of surplus or other funds from which dividends might properly be declared and paid.
(8)    A director shall in the performance of his duties be fully protected in relying in good faith upon the books of account or reports made to the corporation by any of its officials, or by an independent public accountant, or by an appraiser selected with reasonable care by the Board of Directors, or in relying in good faith upon other records of the corporation or upon any order of any regulatory body having jurisdiction in the premises.
(9)    The corporation shall be entitled to treat the person in whose name any share, right or option is registered as the owner thereof, for all purposes, and shall not be bound to recognize any equitable or other claim to or interest in such share, right or option on the part of any other person, whether or not the corporation shall have notice thereof, save as may be expressly provided otherwise by the laws of the State of Delaware.
(10)    The Board of Directors, in addition to the powers and authority expressly conferred upon it hereinbefore and by statute and by the By-Laws, is hereby empowered to exercise all such powers as may be exercised by the corporation; subject, nevertheless, to the provisions of the statutes of the State of Delaware, of the Certificate of Incorporation and to any regulations that may from time to time be made by the stockholders, provided that no regulation so made shall invalidate any provision of the Certificate of Incorporation or any prior act of the directors which would have continued valid if such regulation had not been made.
(11)    A director shall not be personally liable for monetary damages to the corporation or its stockholders for breach of fiduciary duty as a director except (a) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under section 174 of the General Corporation Law of the State of Delaware or any successor provision, or (d) for any transaction from which the director derived an improper personal benefit.
TENTH: Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for this corporation under the provisions of Section 3883 of the Revised Code of 1915 of said State, or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of Section 43 of the General Corporation Law of the State of Delaware, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said Court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the Court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.
ELEVENTH: The corporation reserves the right to increase or decrease its authorized capital stock, or any class or series thereof, or to reclassify the same, and to amend, alter, change or repeal any provision contained in the Certificate of Incorporation or in any amendment thereto, in the manner now or hereafter prescribed by law, and all rights conferred upon stockholders in said Certificate of Incorporation or any amendment thereto are granted subject to this reservation; provided, however, that the corporation shall not, unless authorized by the affirmative vote in favor thereof of the holders of at least two-thirds of the issued and outstanding common stock of the corporation given at any annual meeting of stockholders or at any special meeting called for that purpose, (a) authorize or create any class of stock preferred as to dividends or assets over the common stock or reclassify the common stock or change the issued shares of common stock into the same or a greater or less number of shares of common stock either with or without par value or reduce the par value of the common stock, or (b) amend, alter, change or repeal [Intentionally Omitted], Article Twelfth, this proviso or any provision contained in the Certificate of Incorporation or in any amendment thereto which provides for the vote of the holders of at least two-thirds of the issued and outstanding common stock.
TWELFTH: No stockholder shall be entitled as a matter of right to subscribe for, purchase or receive any shares of the stock or any rights or options of the corporation which it may issue or sell, whether out of the number of shares authorized by this Certificate of

Incorporation or by amendment thereof or out of the shares of the stock of the corporation acquired by it after the issuance thereof, nor shall any stockholder be entitled as a matter of right to purchase or subscribe for or receive any bonds, debentures or other obligations which the corporation may issue or sell that shall be convertible into or exchangeable for stock or to which shall be attached or appertain any warrant or warrants or other instrument or instruments that shall confer upon the holder or owner of such obligation the right to subscribe for or purchase from the corporation any shares of its capital stock, but all such additional issues of stock, rights, options, or of bonds, debentures or other obligations convertible into or exchangeable for stock or to which warrants shall be attached or appertain or which shall confer upon the holder the right to subscribe for or purchase any shares of stock may be issued and disposed of by the Board of Directors to such persons and upon such terms as in their absolute discretion they may deem advisable, subject only to such limitations as may be imposed in the Certificate of Incorporation or in any amendment thereto.
IN WITNESS WHEREOF, The Southern Company has caused this Restated Certificate of Incorporation to be executed by its duly authorized officer on this 12th day of February, 2019.

The Southern Company /s/Myra C. Bierria
By: Myra C. Bierria
Title: Secretary

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